September 1, 2021 Dear Fellow Stockholder: Griffin-American Healthcare REIT IV, or GAHR IV, recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, or SEC, and I am pleased to provide you with an update on the company’s progress. First, we are very excited about the proposed tri-party transaction between our company, Griffin-American Healthcare REIT III, or GAHR III, and American Healthcare Investors, or AHI. As we announced on June 24, 2021, GAHR IV entered into a definitive merger agreement pursuant to which the company will acquire GAHR III in a tax-free, stock-for- stock transaction that will create a combined company with a gross investment value of approximately $4.2 billion4 in healthcare real estate assets.5 Upon completion of the merger, or the REIT merger, the newly combined company, to be renamed American Healthcare REIT, Inc., will be the 11th largest healthcare-focused real estate investment trust globally.6 In connection with the REIT merger, GAHR III also entered into a definitive agreement to acquire the business and operations of AHI, one of the co-sponsors of both our company and GAHR III, and the external advisor of both REITs. This acquisition is expected to take place just prior to the completion of the REIT merger, although completion of this acquisition is not a condition to completing the REIT merger. The result of these transactions will be the creation of a combined, self-managed company with a large and diverse property portfolio led by an experienced management team. Once the transactions are completed, American Healthcare REIT is expected to benefit from significant annual operational cost savings of approximately $21.0 million, which will help support an anticipated annual distribution rate of $0.40 per share for the combined company, and position the combined company for a successful listing on a national stock exchange in 2022.7 We expect the proposed transactions to close in the fourth quarter of 2021, subject to certain closing conditions, including the approval of the REIT merger by both GAHR IV and GAHR III stockholders. You should have already received proxy materials regarding the transactions and we urge you to cast your votes as soon as possible. Voting is easy -- simply return your completed voting card by mail, go online to www.proxyvote.com or call 855- 976-3325. Additional information about the proposed merger is available on our website at www.HealthcareREITIV.com. As we have reported since the start of the COVID-19 pandemic in March 2020, the company has confronted a host of challenges in regards to portfolio occupancy, revenue and expenses, particularly within our senior housing properties, and the second quarter of 2021 was no different. Our medical office buildings continued to perform well during the second quarter with impressive tenant retention but our senior housing portfolio, especially our “senior housing – managed,” or RIDEA,1 portfolio has yet to appreciably recover from the effects of the pandemic. However, during the latter part of the first quarter this year, we began to see green shoots of recovery. Occupancy within this segment of our portfolio has experienced modest improvement since the depths of the pandemic but we anticipate the pace will be slow. INVESTOR UPDATE www.HealthcareREITIV.com SECOND QUARTER 2021 n Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, equaled $7.9 million for the quarter ended June 30, 2021, representing year-over-year decline of 25.9 percent compared to MFFO of $10.6 million during the second quarter 2020. The quarterly year-over-year change in MFFO is primarily attributable to the significant decline in occupancy and increase in property operating expenses for our senior housing - RIDEA1 facilities due to the impact of the COVID-19 pandemic. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.) n Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $7.9 million for the quarter ended June 30, 2021, representing year-over-year decline of 36.2 percent compared to FFO of $12.4 million during the second quarter 2020. The quarterly year-over-year change in FFO is primarily attributable to the significant decline in occupancy and increase in property operating expenses for our senior housing - RIDEA facilities discussed above. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.) n Net operating income, or NOI, totaled $16.6 million for the quarter ended June 30, 2021, representing a decline of 8.9 percent compared to second quarter 2020 NOI of $18.2 million, primarily attributable to the significant decline in occupancy and increase in property operating expenses for our senior housing - RIDEA facilities discussed above. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.) n Net loss during the quarter was $3.9 million compared to net loss of $1.2 million during the second quarter 2020. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net loss.) n As of June 30, 2021, the company’s non-RIDEA property portfolio achieved a leased percentage of 95.7 percent and weighted average remaining lease term of 8.0 years. The company’s portfolio of senior housing — RIDEA facilities Second Quarter 2021 Highlights (continued on next page) (continued on next page) Exhibit 99.1

SECOND QUARTER 2021

achieved a leased percentage of 71.6 percent as of June 30, 2021. Portfolio leverage[2] was 40.0 percent.

- As of June 30, 2021, the company owned a 4.8 million-square-foot portfolio of 92 medical office buildings, senior housing facilities and skilled nursing facilities located in 28 states, in addition to an interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $1.1 billion.[3]
- The company declared and paid daily distributions equal to $0.40 per share annualized to its stockholders of record for the second quarter 2021.
- On June 24, 2021, the company announced that it had entered into a definitive merger agreement pursuant to which it will acquire Griffin-American Healthcare REIT III, Inc. in a tax-free, stock-for-stock transaction that will create a combined company with a gross investment value of approximately $4.2 billion[4] in healthcare real estate assets.[5]
- In light of the proposed merger with Griffin-American Healthcare REIT III, which the company expects to close in October 2021, and to facilitate the payment of the company's September 2021 distribution to stockholders prior to such close, the board of directors has authorized a distribution to stockholders of record as of the close of business on September 17, 2021. The distribution will be equal to $0.0328767 per share of our common stock, which for the month of September 2021 is equal to an annualized distribution of $0.40 per share . The distribution will be paid in cash on or about September 20, 2021.

(continued from previous page)

Overall, we are pleased with the resiliency demonstrated throughout our portfolio, especially the performance of our medical office buildings, which have remained remarkably strong, but we continue to stay vigilant against the ongoing threat posed by the COVID-19 pandemic.

We remain optimistic and confident in our recovery from the worst of the pandemic, but continue to closely monitor the assorted variants of COVID-19 that have emerged in recent months and their potential impact on our operations as the national effort to expand the vaccination rate and develop effective medical treatments continues.

Finally, in light of the proposed merger with GAHR III that we expect to be completed in October 2021, our board of directors has authorized a distribution for the month of September 2021 to stockholders of record as of the close of business on September 17, 2021 in an amount equal to an annualized rate of $0.40 per share. This distribution payment will be made in cash on or about September 20, 2021 so that our stockholders will receive their authorized distribution for September 2021 prior to the expected close of the merger.

We believe that the proposed transactions provide a truly exciting prospect for the company and its stockholders, and we look toward the future with enthusiasm. Thank you for your continued support.

Kind regards,



Danny Prosky

President and Chief Operating Officer

(1) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.

(2) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

(3) Based on aggregate contract purchase price of real estate investments acquired as of June 30, 2021, including an interest in a joint venture.

(4) Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro-rata ownership.

(5) For more information, please refer to our Current Report on Form 8-K filed on June 24, 2021 at https://www.sec.gov/ix?doc=/Archives/edgar/data/1632970/000119312521198339/d153975d8k.htm.

(6) Based on gross investment value as of March 31, 2021, as provided by KeyBanc Capital Markets.

(7) Distributions to stockholders will be determined by the combined company's board of directors and are dependent upon a number of factors. There can be no assurance that distributions will be paid at this rate, if at all. Additionally, there can be no guarantee that the combined company will effect a listing of its common stock or any other type of liquidity event by the end of 2022 or at all.

Certain statements contained herein may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to: the tri-party transaction, REIT merger or acquisition of AHI being consummated in October 2021, or at all, and the results of such proposed events; future distributions; the ability of the combined company to achieve the expected operational efficiencies and cost savings or to engage in a listing on a national stock exchange in 2022, or at all; the effects of the COVID-19 pandemic and our ability to recover from such pandemic; and our expectations regarding our portfolio occupancy and performance. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the ability of GAHR III or GAHR IV to obtain the approval of the REIT merger from its stockholders or the failure to satisfy the other closing conditions of the REIT merger; our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; and other risk factors as outlined in our company's periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

PORTFOLIO SUMMARY Aggregate Contract Purchase Price(1): $1.1 billion Leased(2): 95.7% Buildings: 92 Weighted Average Remaining Lease Term(2): 8.0 years Gross Leasable Area (Sq Ft): 4.8 million Leverage Ratio(3): 40.0% PORTFOLIO AT-A-GLANCE (AS OF JUNE 30, 2021) (1) Based on aggregate contract purchase price of real estate investments acquired, excluding our interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses. (2) Excludes our senior housing — RIDEA facilities. Our senior housing — RIDEA facilities were 71.6% leased as of June 30, 2021 and substantially all of our leases with residents at such properties are for a term of one year or less. (3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments. REGIONAL CONCENTRATION (based on aggregate contract purchase price)(1) PORTFOLIO ASSET MIX (based on NOI by segment for the three months ended June 30, 2021) Medical Offi ce Buildings 66.7% Skilled Nursing Facilities 16.9% Senior Housing 11.9% Senior Housing — RIDEA 4.5% East 9.1% South 26.6% West 27.0% Midwest 37.3% Roseburg Medical Offi ce Building | Roseburg, OR

PROPERTY PORTFOLIO (AS OF JUNE 30, 2021)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %	Aggregate Contract Purchase Price
1 Auburn Medical Office Building	MOB	Jun 2016	Auburn, CA	19,000	100.0%	$5,450,000
2 Pottsville Medical Office Building	MOB	Sep 2016	Pottsville, PA	36,000	100.0%	$9,150,000
3 Charlottesville Medical Office Building	MOB	Sep 2016	Charlottesville, VA	74,000	100.0%	$20,120,000
4 Rochester Hills Medical Office Building	MOB	Sep 2016	Rochester Hills, MI	30,000	87.1%	$8,300,000
5 Cullman Medical Office Building III	MOB	Sep 2016	Cullman, AL	52,000	100.0%	$16,650,000
6 Iron Medical Office Building Portfolio	MOB	Oct 2016	Cullman & Sylacauga, AL	208,000	99.8%	$31,000,000
7 Mint Hill Medical Office Building	MOB	Nov 2016	Mint Hill, NC	58,000	100.0%	$21,000,000
8 Lafayette Assisted Living Portfolio	SEN — RIDEA	Dec 2016	Lafayette, LA	80,000	58.7%	$16,750,000
9 Evendale Medical Office Building	MOB	Dec 2016	Evendale, OH	66,000	74.5%	$10,400,000
10 Battle Creek Medical Office Building	MOB	Mar 2017	Battle Creek, MI	46,000	77.7%	$7,300,000
11 Reno Medical Office Building	MOB	Mar 2017	Reno, NV	191,000	87.1%	$66,250,000
12 Athens Medical Office Building Portfolio	MOB	May 2017	Athens, GA	69,000	98.7%	$19,750,000
13 SW Illinois Senior Housing Portfolio	SEN	May 2017	Columbia, Millstadt, Red Bud & Waterloo, IL	191,000	100.0%	$31,800,000
14 Lawrenceville Medical Office Building	MOB	Jun 2017	Lawrenceville, GA	31,000	100.0%	$11,275,000
15 Northern California Senior Housing Portfolio	SEN — RIDEA	Jun 2017	Belmont & Menlo Park, CA	63,000	52.7%	$33,800,000
16 Roseburg Medical Office Building	MOB	Jun 2017	Roseburg, OR	62,000	100.0%	$23,200,000
17 Fairfield County Medical Office Building Portfolio	MOB	Sep 2017	Stratford & Trumbull, CT	80,000	89.0%	$15,395,000
18 Central Florida Senior Housing Portfolio	SEN — RIDEA	Nov 2017	Bradenton, Brooksville, Lakeland, Lake Placid, Pinellas Park, Sanford, Spring Hill & Winter Haven, FL	899,000	69.5%	$109,500,000
19 Central Wisconsin Senior Care Portfolio	SNF	Mar 2018	Sun Prairie & Waunakee, WI	236,000	100.0%	$22,600,000
20 Sauk Prairie Medical Office Building	MOB	Apr 2018	Prairie du Sac, WI	55,000	100.0%	$19,500,000
21 Surprise Medical Office Building	MOB	Apr 2018	Surprise, AZ	34,000	94.1%	$11,650,000
22 Southfield Medical Office Building	MOB	May 2018	Southfield, MI	85,000	81.8%	$16,200,000
23 Pinnacle Beaumont Assisted Living Facility	SEN — RIDEA	Jul 2018	Beaumont, TX	61,000	61.6%	$19,500,000
24 Grand Junction Medical Office Building	MOB	Jul 2018	Grand Junction, CO	83,000	100.0%	$31,500,000
25 Edmonds Medical Office Building	MOB	Jul 2018	Edmonds, WA	55,000	96.9%	$23,500,000
26 Pinnacle Warrenton Assisted Living Facility	SEN — RIDEA	Aug 2018	Warrenton, MO	34,000	82.8%	$8,100,000
27 Glendale Medical Office Building	MOB	Aug 2018	Glendale, WI	43,000	65.4%	$7,600,000
28 Missouri Skilled Nursing Facility Portfolio	SNF	Sep 2018	Florissant, Kansas City, Milan, Moberly, Salisbury, Sedalia & St. Elizabeth, MO	385,000	100.0%	$88,200,000
29 Flemington Medical Office Building Portfolio	MOB	Nov 2018	Flemington, NJ	49,000	91.1%	$16,950,000
30 Lawrenceville Medical Office Building II	MOB	Dec 2018	Lawrenceville, GA	45,000	100.0%	$9,999,000
31 Mill Creek Medical Office Building	MOB	Dec 2018	Mill Creek, WA	22,000	100.0%	$8,250,000
32 Modesto Medical Office Building	MOB	Dec 2018	Modesto, CA	58,000	100.0%	$16,000,000
33 Michigan Assisted Living Facility Portfolio	SEN	Dec 2018 & May 2019	Grand Rapids, Holland, Howell, Lansing & Wyoming, MI	328,000	100.0%	$70,000,000
34 Lithonia Medical Office Building	MOB	Mar 2019	Lithonia, GA	40,000	84.1%	$10,600,000
35 West Des Moines Skilled Nursing Facility	SNF	Mar 2019	West Des Moines, IA	39,000	100.0%	$7,000,000
36 Great Nord Medical Office Building Portfolio	MOB	Apr 2019	Tinley Park, IL; Chesterton & Crown Point, IN; & Plymouth, MN	143,000	93.8%	$44,000,000
37 Overland Park Medical Office Building	MOB	Aug 2019	Overland Park, KS	76,000	96.0%	$29,833,117
38 Blue Badger Medical Office Building	MOB	Aug 2019	Marysville, OH	34,000	100.0%	$13,650,000
39 Bloomington Medical Office Building	MOB	Aug 2019	Bloomington, IL	45,000	100.0%	$18,200,000
40 Memphis Medical Office Building	MOB	Aug 2019	Memphis, TN	27,000	100.0%	$8,700,000
41 Haverhill Medical Office Building	MOB	Aug 2019	Haverhill, MA	64,000	100.0%	$15,500,000
42 Fresno Medical Office Building	MOB	Oct 2019	Fresno, CA	32,000	92.7%	$10,000,000
43 Colorado Foothills Medical Office Building Portfolio	MOB	Nov 2019	Arvada, Centennial & Colorado Springs, CO	131,000	84.2%	$31,200,000
44 Catalina West Haven Assisted Living Facility	SEN — RIDEA	Jan 2020	West Haven, UT	66,000	64.5%	$12,799,000
45 Louisiana Senior Housing Portfolio	SEN — RIDEA	Jan 2020	Gonzales, Monroe, New Iberia, Shreveport & Slidell, LA	177,000	77.2%	$34,000,000
46 Catalina Madera Assisted Living Facility	SEN — RIDEA	Jan 2020	Madera, CA	97,000	77.0%	$18,260,000

PROPERTY PORTFOLIO (AS OF JUNE 30, 2021)


31
25
16
1
11
32
15
46
42
21
44
24
43
19
27
10
20
33
4
22
35
36
39
38
9
26
13
37
28
2
29
41
17
3
7
12
14
40
5
30
34
6
45
8
23
18

LEGEND

- Medical Office Buildings (MOB)
- Senior Housing (SEN)
- Senior Housing — RIDEA (SEN — RIDEA)
- Skilled Nursing Facilities (SNF)


← CardioVascular Group
← Gwinnett Consultants in Cardiology
→ Gwinnett Cardiac Imaging
Entrance and Parking

Lawrenceville Medical Office Building | *Lawrenceville, GA*

FINANCIAL RECONCILIATION (FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020)

FFO and MFFO Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
Net loss	$ (3,876,000)	$ (1,155,000)	$ (7,884,000)	$ (9,088,000)
Add:				
Depreciation and amortization related to real estate — consolidated properties	10,597,000	12,720,000	22,999,000	25,250,000
Depreciation and amortization related to real estate — unconsolidated entity	967,000	878,000	1,912,000	1,760,000
Loss on disposition of real estate investments —unconsolidated entity	3,000	—	3,000	—
Loss on disposition of real estate investments	199,000	—	199,000	—
Net loss attributable to noncontrolling interests	104,000	209,000	368,000	376,000
Less:				
Depreciation, amortization and loss on disposition — noncontrolling interests	(85,000)	(249,000)	(334,000)	(479,000)
FFO attributable to controlling interest	$ 7,909,000	$ 12,403,000	$ 17,263,000	$ 17,819,000
Business acquisition expenses(1)	$ 2,438,000	$ 8,000	$ 2,752,000	$ 17,000
Amortization of above- and below-market leases(2)	37,000	41,000	77,000	59,000
Change in deferred rent(3)	(1,104,000)	(1,149,000)	(1,977,000)	(2,223,000)
(Gain) loss in fair value of derivative financial instruments(4)	(1,462,000)	(853,000)	(2,917,000)	3,752,000
Adjustments for unconsolidated entity(5)	42,000	155,000	224,000	328,000
Adjustments for noncontrolling interests(5)	—	—	—	(6,000)
MFFO attributable to controlling interest	$ 7,860,000	$ 10,605,000	$ 15,422,000	$ 19,746,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	81,687,564	80,402,887	81,599,875	80,352,269
Net loss per Class T and Class I common share — basic and diluted	$ (0.05)	$ (0.01)	$ (0.10)	$ (0.11)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.10	$ 0.15	$ 0.21	$ 0.22
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.10	$ 0.13	$ 0.19	$ 0.25

Net Operating Income Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
Net loss	$ (3,876,000)	$ (1,155,000)	$ (7,884,000)	$ (9,088,000)
General and administrative	3,659,000	3,840,000	7,406,000	8,288,000
Business acquisition expenses	2,438,000	8,000	2,752,000	17,000
Depreciation and amortization	10,597,000	12,720,000	22,999,000	25,250,000
Interest expense	3,407,000	4,121,000	6,678,000	14,036,000
Loss on disposition of real estate investments	199,000	—	199,000	—
Loss (income) from unconsolidated entity	193,000	(1,074,000)	1,097,000	(1,329,000)
Other income	(9,000)	(261,000)	(16,000)	(270,000)
Income tax expense	—	39,000	—	39,000
Net operating income	$16,608,000	$ 18,238,000	$ 33,231,000	$ 36,943,000

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding business acquisition expenses that have been deducted as expenses in the determination of accounting principles generally accepted in the United States, or GAAP, net income or loss, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Business acquisition expenses include payments to our advisor or its affiliates and third parties.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

(4) Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5) Includes all adjustments to eliminate the unconsolidated entity's share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (4) above to convert our FFO to MFFO.

IU-HC4-725(090121) HC4-IU133455(0921) www.HealthcareREITIV.com | 949.270.9200 © 2021 Griffin-American Healthcare REIT IV, Inc. All rights reserved. Additional Information and Where to Find It In connection with the proposed merger, GAHR IV filed with the SEC a registration statement on Form S-4 containing a Joint Proxy Statement/Prospectus jointly prepared by GAHR III and GAHR IV, and other related documents. The Joint Proxy Statement/Prospectus contains important information about the merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY GAHR III AND GAHR IV WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GAHR III, GAHR IV AND THE PROPOSED MERGER. Investors and stockholders of GAHR III and GAHR IV may obtain free copies of the registration statement, the Joint Proxy Statement/Prospectus and other relevant documents filed by GAHR III and GAHR IV with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by GAHR III and GAHR IV with the SEC are also available free of charge on GAHR III’s and GAHR IV’s websites at http://www.healthcarereit3.com and http://www.healthcarereitiv.com, respectively. Participants in Solicitation Relating to the Merger GAHR III and GAHR IV and their respective directors and officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding GAHR III’s directors and executive officers can be found in GAHR III’s 2020 Annual Report on Form 10-K filed with the SEC on March 25, 2021. Information regarding GAHR IV’s directors and executive officers can be found in GAHR IV’s 2020 Annual Report on Form 10-K filed with the SEC on March 26, 2021. Additional information regarding the interests of such potential participants is included in the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the merger. These documents are available free of charge on the SEC’s website and from GAHR III or GAHR IV, as applicable, using the sources indicated above. No Offer or Solicitation This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger. MERGER PROPOSED - YOUR VOTE IS NEEDED! Call: 855.976.3325 to vote your proxy today or visit: www.proxyvote.com